UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.              )

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Inphi Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INPHI CORPORATION

2953 Bunker Hill Lane, Suite 300

Santa Clara, California 95054

(408) 217-7300

April 25, 2014

Dear Stockholder:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders (the Annual Meeting). The Annual Meeting will be held at 9:30 a.m., Pacific Time, on Thursday, May 29, 2014, at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, California 94304.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or by voting via the Internet. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ John Edmunds

John Edmunds

Chief Financial Officer and Secretary

INPHI CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 29, 2014

To Our Stockholders:

Inphi Corporation will hold its 2014 Annual Meeting of Stockholders (the Annual Meeting) at 9:30 a.m., Pacific Time, on Thursday, May 29, 2014, at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, California 94304. We are holding the Annual Meeting:

•	to elect Class I directors to serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	to hold an advisory vote to approve executive compensation;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on April 17, 2014 are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office at 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card or vote via the Internet. This will not limit your rights to attend or vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ John Edmunds

John Edmunds

Chief Financial Officer and Secretary

Santa Clara, California

April 25, 2014

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 29, 2014.

Our Proxy Statement for our 2014 Annual Meeting of Stockholders, along with the proxy card, our Annual Report to Stockholders for the year ended December 31, 2013 and our Annual Report on Form 10-K are available on our website at www.inphi.com.

i

INPHI CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Inphi Corporation, a Delaware corporation, of proxies to be used at our 2014 Annual Meeting of Stockholders and any adjournments or postponements thereof (referred to herein as the Annual Meeting). Our Annual Meeting will be held at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, California 94304 at 9:30 a.m., Pacific Time, on Thursday, May 29, 2014. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 25, 2014.

Appointment of Proxy Holders

Our Board asks you to appoint Ford Tamer and John Edmunds as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy card or by using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on April 17, 2014, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on the record date, we had 31,295,803 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of the record date. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either via the Internet, by mail or in person as described below. Our Board recommends that you vote via the Internet or by mail as it is not practical for most stockholders to attend the Annual Meeting. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. Stockholders holding shares through a bank or broker should follow the instructions on the voting instruction card received from the bank or broker.

Voting via the Internet. You can vote by proxy via the Internet. Please follow the instructions provided on the proxy card or voting instruction card you receive.

Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope or as instructed on the voting instruction card.

Voting at the Annual Meeting. You may vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a legal proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for Class I directors, FOR approval of the 2010 Stock Incentive Plan, FOR the approval of our executive compensation, and FOR the ratification of the appointment of our independent registered public accountants.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary prior to the Annual Meeting; or

•	by submitting another properly executed proxy of a later date prior to the Annual Meeting.

Required Vote

Directors are elected by a plurality vote, which means that the three nominees for Class I directors receiving the most affirmative votes will be elected. However, if the majority of the votes cast for a director are marked “withheld,” then notwithstanding the valid election of such director, such director will voluntarily tender his or her resignation for consideration by our nominating and corporate governance committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of the record date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors) AND Proposal 2 (advisory vote to approve named executive officer compensation) are not considered a routine matters, and without your instruction, your broker cannot vote your shares. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. However, as brokers do not have discretionary authority to vote on Proposals 1 and 2, broker non-votes will not be counted for the purpose of determining the number of votes entitled to vote on Proposals 1 and 2.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone, e-mail, or facsimile. No additional compensation will be paid to these persons for solicitation. We have retained MacKenzie Partners, Inc. as our proxy solicitor, and we will pay the customary costs of $7,500 associated with such engagement. We may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

Please promptly vote and submit your proxy by signing, dating, and returning the enclosed proxy card in the postage-prepaid return envelope, or vote via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

Our bylaws provide for a Board of Directors consisting of not fewer than three (3) nor more than eleven (11) members with the authorized number of directors set from time to time by resolution of our Board. The authorized number of directors is currently set at seven (7) members.

Our Board is divided into three classes: Class I, Class II, and Class III. The members of each class of directors serve staggered three-year terms:

•	Our Class I directors are Nicholas E. Brathwaite, David Liddle and Bruce McWilliams and their terms will expire at the Annual Meeting.

•	Our Class II directors are Diosdado P. Banatao and Ford Tamer and their terms will expire at the annual meeting of stockholders to be held in 2015.

•	Our Class III directors are Chenming C. Hu and Sam S. Srinivasan and their terms will expire at the annual meeting to be held in 2016.

Our Board, upon the recommendation of the nominating and corporate governance committee, has selected Messrs. Brathwaite, Liddle, and McWilliams, as nominees for election as Class I directors at the Annual Meeting. Three Class I directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2017 or until they resign, are removed or their successors are elected and qualified. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR the three nominees. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.

The names of the nominees and certain biographical information about the nominees, including the director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the nominee should continue to serve on our Board, are set forth below.

Mr. Nicholas E. Brathwaite has served on our Board since September 2013 and serves as Chairman of the nominating and corporate governance committee. He has been a founding Partner of Riverwood Capital since 2008. Mr. Brathwaite served as the Chief Executive Officer of Aptina Imaging Corporation from April 2008 to July 2009 and has served as its Chairman of the Board since 2009. Prior to Aptina, he joined Flextronics International Ltd. in 1995 as its Vice President of Technology and from 2000 to 2007, he served as its Chief Technology Officer. Flextronics acquired nChip, where Mr. Brathwaite held the position of Vice President and General Manager of operations from 1992 to 1996. Mr. Brathwaite also spent six years with Intel Corporation in various engineering management positions in technology development and manufacturing. Mr. Brathwaite is currently on the board of directors of Power Integrations (since 2000) and Lighting Science Group (since 2011). He also served on the board of directors of Tessera Technologies, Inc. (2008-2011) and of Photon Dynamics, Inc. prior to its acquisition in 2008. Mr. Brathwaite received a B.S. in Applied Chemistry from McMaster University, and an M.S. in Polymer Science & Engineering from University of Waterloo. He has also completed the Wharton Executive Education Training Program on Corporate Governance.

Mr. Brathwaite possesses particular knowledge and operational experience across several industries as well as broad experience in financial markets, which provides a diversity of experience. Mr. Brathwaite has also served on the board of directors of several other technology companies.

Mr. David Liddle has served on our Board since July 2012, and serves as Chairman of the compensation committee and as a member of the audit committee. Mr. Liddle serves as a member of U.S. Venture Partners (USVP), which he joined in January 2000, after retiring as president and Chief Executive Officer of business incubator, Interval Research Corporation (Interval). Prior to co-founding Interval, Mr. Liddle founded and served as Chief Executive Officer of Metaphor, which was acquired in 1991 by International Business Machines Corp. (IBM), where he became Vice President of Business development for IBM Personal Systems. Mr. Liddle’s extensive experience in research and development includes 10 years at Xerox Palo Alto Research Center (PARC) and as head of the System Development Division (SDD). He currently serves on the board of directors of the New York Times Company (since 2000). Mr. Liddle previously served on the board of directors of Sybase, Broderbund Software, Borland International and Ticketmaster. His board involvement at USVP also includes private companies AltoBeam, Karmasphere, Klocwork and Linestream and, previously, public companies Optichron (2004-2011, acquired by NetLogic) and MaxLinear (2004-2012). Mr. Liddle has served as a Consulting Professor of EE and also of CS at Stanford. He has served on the DARPA Information Science and Technology Committee and as chair of the NAS Computer Science and Telecommunications Board (CSTB) from 2006 to 2010. In addition, he recently chaired the CSTB study on Wireless Technology Prospects and Policy Options. He has served on the boards of the Colleges of Engineering at Stanford University, UC Berkeley, the University of Michigan and the University of Toledo and previously chaired the board of the Santa Fe Institute. He is currently on the board of directors of the SETI Institute (since 2012) and the Public Library of Science (since 2011), an open access online science and medicine publishing organization. Mr. Liddle earned a B.S. in Electrical Engineering at the University of Michigan and an MSEE, MSCS, and Ph.D. at the University of Toledo, where his dissertation focused on reconfigurable computing machines. His contributions to human-computer interaction design earned him the distinction of Senior Fellow at the Royal College of Art.

Mr. Liddle possesses particular knowledge and operational experience across several industries as well as broad experience in financial markets, which provides a diversity of experience. Mr. Liddle has also served on the board of directors of several other technology companies.

Mr. Bruce McWilliams has served on our Board since October 2012, and serves on the audit committee. Mr. McWilliams brings more than 25 years of executive leadership and technology development experience to Inphi. He has served as President and Chief Executive Officer of SuVolta and as a director since June 2009. Prior to joining SuVolta, he served as President and CEO of Tessera Technologies, which he took public through a highly successful initial public offering, from June 1999 to August 2008. Mr. McWilliams also served as President and CEO of S-Vision, a liquid crystal-on-silicon based display technology company, Senior Vice President of Flextronics International, and President and CEO of nCHIP, a multichip module packaging company that was acquired by Flextronics. In addition to serving on SuVolta’s board of directors, Mr. McWilliams serves of the board of directors of Intermolecular Inc. (since 2005) and is a member of the board of trustees of Carnegie Mellon University (since 2008). In 2005, he received Ernst & Young’s Northern California Entrepreneur of the Year award. Mr. McWilliams holds B.S., M.S., and Ph.D. degrees in physics from Carnegie Mellon University.

Mr. McWilliams possesses particular knowledge and operational experience across several industries, which provides a diversity of experience. Mr. McWilliams has also served on the board of directors of several other technology companies.

Vote Required

The three nominees for director receiving the highest number of affirmative votes will be elected as directors. However, if the majority of the votes cast for a director are marked “withheld,” then notwithstanding the valid election of such director, such director will voluntarily tender his resignation for consideration by our nominating and corporate governance committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our Board recommends a vote FOR the election of Nicholas E. Brathwaite, David Liddle and Bruce McWilliams as Class I directors of Inphi.

Executive Officers and Directors

The following table shows information about our executive officers and directors as of April 17, 2014:

Name	Age	Position
Ford Tamer	52	President, Chief Executive Officer and Director
John Edmunds	56	Chief Financial Officer, Chief Accounting Officer and Secretary
Richard Ogawa	51	General Counsel
Charles Roach	44	Vice President, World Wide Sales
Ron Torten	47	Vice President of Worldwide Operations
Diosdado P. Banatao	67	Chairman of the Board
Nicholas E. Brathwaite(3)	55	Director
Chenming C. Hu(2)	66	Director
David Liddle(1)(2)	69	Director
Bruce McWilliams(2)	57	Director
Sam S. Srinivasan(1)(2)(3)	69	Lead Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

The following presents biographical information for each of our executive officers and directors listed in the table above, other than the director nominees whose information is on pages 3 and 4. With respect to our directors, the biographical information includes each director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the director should serve on our Board.

Ford Tamer has served as our President and Chief Executive Officer and as a director since February 2012. Dr. Tamer most recently served as Chief Executive Officer of Telegent Systems, Inc. from June 2010 until August 2011. Prior to joining Telegent, Dr. Tamer was a Partner at Khosla Ventures from September 2007 to April 2010. Dr. Tamer previously served as Senior Vice President and General Manager—Infrastructure Networking Group at Broadcom Corporation from June 2002 to September 2007. He also served as Chief Executive Officer of Agere Inc. from September 1998 until it was acquired by Lucent Technologies in April 2000, which Lucent spun out as Agere Systems Inc. in March 2001. Dr. Tamer continued to serve as Vice President of Agere Systems until April 2002. He holds an M.S. degree and Ph.D. in engineering from Massachusetts Institute of Technology.

We believe it is important that our Chief Executive Officer serve on the Board of Directors. As our Chief Executive Officer, he has a unique understanding of our strategy, markets, competitors and operations. In addition, we believe his leadership of diverse business units and functions as a senior executive officer at other companies addressing and competing in our target markets prior to joining Inphi gives him an extensive understanding of our industry and has positioned him to bring highly relevant leadership, corporate development, operational and financial experience to our Board.

John Edmunds has served as our Chief Financial Officer and Chief Accounting Officer since January 2008. He previously served as Chief Financial Officer of Trident Microsystems, a semiconductor company, from June 2004 to January 2008. Mr. Edmunds also served as Senior Vice President and Chief Financial Officer for Oak Technology, Inc. from January 2000 until it was acquired by Zoran Corporation in August 2003. He continued to serve as Vice President of Finance for Zoran until June 2004. Mr. Edmunds started his career as a C.P.A. with Coopers & Lybrand in San Francisco and San Jose. He holds a B.S. degree in finance and accounting from the University of California, Berkeley.

Richard Ogawa has served as our General Counsel since January 2013. Mr. Ogawa is a Registered United States Patent Attorney and a Member of the California State Bar. Prior to Inphi, he served as Partner at Townsend and Townsend and Crew LLP from January 1993 to January 2010. He is the founder and owner of Ogawa, P.C. (since February 2010). Prior to joining Townsend, he held a variety of engineering and management positions at NEC Electronics from December 1984 to January 1993. Mr. Ogawa currently serves on the board of directors of Sakti3, Inc. (since June 2013). He received a B.S. in chemical engineering from the University of California, Davis, and a J.D. from McGeorge School of Law, University of Pacific.

Charles Roach has served as our Vice President, World Wide Sales since September 2012. Prior to joining us, from July 2009 to August 2012, he served as Vice President of Sales for Integrated Device Technologies, where he managed the Americas and South East Asia sales teams along with the worldwide EMS team. Before IDT, from March 1995 to June 2009, Mr. Roach was in charge of Worldwide Strategic Accounts at Applied Micro Circuits, the Central and Southeast U.S. Sales Manager at MMC Networks and Managing Partner and Sales Engineer at Electro Source. Mr. Roach holds a B.S. degree in electrical engineering from Auburn University.

Ron Torten has served as our Vice President, Operations and Information Technology since September 2012. Mr. Torten joined us in December 2007 as Vice President of Worldwide Sales, served as acting Vice President of Worldwide Operations from July 2011 until March 2012 and as Vice President of Worldwide Operations until September 2012. Mr. Torten previously served as Chief Executive Officer of NemeriX, a semiconductor company, from January 2006 to December 2007. From January 2004 to December 2005, he served as Vice President, Worldwide Materials, at Agilent Technologies, Inc.’s Semiconductor Group, now known as Avago Technologies. Mr. Torten served as Vice President and General Manager for the Networking Entertainment Division at Agere Systems, Inc., a semiconductor company, from April 2000 to January 2004. He holds a B.S. degree in chemical engineering from the Technion—Israel Institute of Technology and an M.B.A. from the University of California, Davis.

Diosdado P. Banatao has served on our Board and as chairman of our Board since December 2000 and served as our Interim President and Chief Executive Officer from October 2006 to August 2007. Mr. Banatao has been a Managing Partner of Tallwood Venture Capital, a venture capital firm, since July 2000 and served as Interim President and Chief Executive Officer at Ikanos Communications, Inc. from June 2011 to June 2012 and from April 2010 to August 2010. From April 2008 to June 2009, he also served as Interim Chief Executive Officer of SiRF Technology Holdings, Inc., which was acquired by CSR plc in June 2009. Prior to forming Tallwood, Mr. Banatao was a venture partner at Mayfield Fund from January 1998 to May 2000. Mr. Banatao co-founded three technology startups: S3 Incorporated, Chips & Technologies and Mostron. He also held positions in engineering and general management at National Semiconductor Corporation, Seeq Technologies and Intersil Corporation. Mr. Banatao currently serves on the board of directors of Ikanos Communications, Inc. (since 2009). He previously served as on the board of directors of SiRF Technology (acquired by CSR plc); CSR plc; Sequoia Communications; Marvell Technology Group Ltd.; Acclaim Communications (acquired by Level One Communications, Inc., which was then acquired by Intel Corporation); NewPort Communications (acquired by Broadcom Corporation); Cyras Systems (acquired by Ciena Corporation); and Stream Machine Company (acquired by Cirrus Logic, Inc.). He has also served on the board of directors of various privately held companies in the semiconductor industry. Mr. Banatao holds a B.S. degree in electrical engineering, cum laude, from the Mapua Institute of Technology in the Philippines and an M.S. degree in electrical engineering from Stanford University.

Mr. Banatao’s background as a technologist, as well as a senior manager of, board member of, and investor in numerous semiconductor companies provides a diversity of experience for his service on our Board. The companies with which he has been involved range from start-up companies to very large public corporations.

Dr. Chenming C. Hu has served on our Board since August 2010 and serves on the compensation committee. Since 2004, Dr. Hu has served as the TSMC Distinguished Chair Professor of Microelectronics in Electrical Engineering and Computer Sciences at the University of California, Berkeley, where he has been a professor since 1976. From 2001 until 2004, Dr. Hu was the Chief Technology Officer at Taiwan Semiconductor Manufacturing Company. Dr. Hu also serves on the board of directors of Ambarella, Inc. (since 2012), Fortinet Inc. (since 2012) and SanDisk Corp. (since 2009). He previously served on the board of directors of FormFactor, Inc. (2009-2010) and MoSys, Inc. (2005-2010), and was the founding board chairman of Celestry Design Technologies, which was acquired by Cadence Design Systems in 2002. Dr. Hu is a member of the U.S. National Academy of Engineering, the Chinese Academy of Sciences and Academia Sinica. Dr. Hu received his B.S. degree from National Taiwan University and M.S. and Ph.D. degrees from the University of California, Berkeley, all in electrical engineering.

Dr. Hu’s background as an academic in electrical engineering and computer science provides a diversity of experience for his service on our Board and valuable insight into our industry. Dr. Hu has also served on the board of directors of several other technology companies.

Mr. Sam Srinivasan has served on our Board since May 2007 and as a lead director since February 2011. He is also the Chairman of the audit committee and serves on the compensation and nominating and corporate governance committees. Mr. Srinivasan served as Chief Executive Officer and Chairman of Health Language, Inc., a software company from May 2000 to March 2002. He also served as Senior Vice President, Finance and Chief Financial Officer of Cirrus Logic, Inc., a semiconductor company, from November 1988 to March 1996, and as Director, Internal Audits and subsequently as Corporate Controller of Intel Corporation, a semiconductor company, from May 1984 to November 1988. Mr. Srinivasan previously served on the board of directors of SiRF Technology Holdings, Inc. (2004-2009), Centillium Communications, Inc. (2006-2008), and Leadis Technology, Inc. (2008 to 2009). He holds an M.B.A. from Case Western Reserve University.

Mr. Srinivasan brings to our Board considerable financial experience with publicly-traded companies. He has also served as a director for a number of technology companies and as a member of various board of director committees.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Organization of our Board of Directors

Our Board oversees, counsels, and directs management in our long-term interests and those of our stockholders. Our Board’s responsibilities include:

•	selecting, evaluating the performance of, and determining the compensation of the CEO and other senior executives;

•	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other senior executives;

•	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;

•	overseeing the conduct of our business and the assessment of our business risks to evaluate whether the business is being properly managed; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

Our Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. Our Board held 5 meetings during 2013. Each director attended at least 75% of the total regularly scheduled and special meetings held by our Board and the committees on which such director served during his tenure in 2013. Our non-management directors meet in regularly scheduled sessions without the presence of management in Executive Sessions. The Chairman of the Board presides over each such Executive Session or in his absence the lead director. We do not have a policy regarding directors’ attendance at the Annual Meeting; however, we encourage our all directors to attend. Dr. Tamer and Mr. Srinivasan attended our 2013 annual meeting of stockholders.

Board Leadership Structure. Our Board determined as part of our corporate governance principles that one of our independent directors should serve as a lead director at any time when the title of chairman is held by an employee director. Mr. Banatao is our Chairman and while our Board has determined that Mr. Banatao is an independent director under the rules of The New York Stock Exchange (NYSE), in February 2011 our Board elected Mr. Srinivasan as lead director for a three year term. Mr. Srinivasan will continue to serve as lead director until the conclusion of the Annual Meeting at which time our Board will elect another independent director to serve as lead director.

Role of the Board in Risk Oversight. One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various board of directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Board Independence. At least annually, our Board undertakes a review of the independence of our directors and considers whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board determined that Messrs. Banatao, Brathwaite, Liddle, McWilliams, and Srinivasan and Dr. Hu, representing a majority of our directors, are “independent directors” as defined under the rules of the NYSE.

In determining that Messrs. Banatao, Brathwaite, Liddle, McWilliams, and Srinivasan and Dr. Hu qualify as “independent directors,” our Board determined that none of these individuals had any of the relationships enumerated in Rule 303A.02(b) of the NYSE Company Manual (Rule 303A.02(b)), that would preclude them from serving as independent directors. Our Board also made an affirmative determination that none of these directors, had any other material relationship with us, other than in his capacity as a director and stockholder.

Board Committees

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of these committees meet the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of the NYSE and Securities and Exchange Commission (SEC) rules and regulations. Our Board has approved a charter for each of these committees, which can be found on our website at www.inphi.com. Our Board has determined that Mr. Srinivasan is an “audit committee financial expert,” as defined by the rules promulgated by the SEC. Each committee has the composition and responsibilities described below:

Audit Committee

Number of Members:	3

Members:	Sam S. Srinivasan, Chairperson
Chenming C. Hu (June 2013 to September 2013)
David Liddle (since September 2013)
Bruce McWilliams
Peter J. Simone (until May 2013)

Number of Meetings in 2013:	6

Functions:

Our audit committee assists our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions, and is directly responsible for the approval of the services performed by our independent accountants and reviewing of their reports regarding our accounting practices and systems of internal accounting controls. Our audit committee also oversees the audit efforts of our independent accountants and takes actions as it deems necessary to satisfy itself that the accountants are independent of management. Our audit committee is also responsible for monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

In addition, our audit committee is responsible for oversight of our risks relating to accounting matters and financial reporting. To satisfy these oversight responsibilities, our audit committee meets at regularly scheduled meetings with our Chief Financial Officer and other members of management, and separately in Executive Sessions with our independent registered public accounting firm, to discuss and review our financial statements, internal controls, auditing, accounting and financial reporting processes, and the adequacy of the resources devoted to these functions. Our audit committee also receives regular reports at committee meetings regarding issues such as the status and findings of audits being conducted by the independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments, if any.

Compensation Committee

Number of Members:	3

Members:	David Liddle, Chairman
Chenming C. Hu
Sam S. Srinivasan

Number of Meetings in 2013:	5

Functions:	Our compensation committee assists our Board in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. Our compensation committee is responsible for risks relating to employment policies and our compensation and benefit plans. To assist it in satisfying these oversight responsibilities, the compensation committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made. Our compensation committee chairman also meets as needed between formal committee meetings with management and the committee’s consultant. Our compensation committee reviews and makes recommendations to our Board with respect to our major compensation plans, policies and programs. In addition, our compensation committee reviews and makes recommendations for approval by the independent members of our Board regarding the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our stock option plans.

Nominating and Corporate Governance Committee

Number of Members:	2

Members:	Nicholas E. Brathwaite, Chairperson (since September 2013)
David Liddle (until September 2013)
Sam S. Srinivasan

Number of Meetings in 2013:	2

Functions:	Our nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, our nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines, and reporting and making recommendations to our Board concerning corporate governance matters. Our nominating and corporate governance committee is responsible for oversight of risks relating to Board succession planning, our ethics policies and corporate governance practices. To satisfy these oversight responsibilities, our nominating and corporate governance committee receives regular reports from our officers responsible for each of these risk areas on matters such as progress against succession planning programs and goals, trends in risk levels and risk management activities.

Compensation Committee Interlocks and Insider Participation

Dr. Hu and Messrs. Liddle and Srinivasan served as members of our compensation committee during 2013. None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Director Nominations

Our Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to our Board for nomination or election.

Director Criteria. Our nominating and corporate governance committee has a policy regarding consideration of director candidates recommended by stockholders. Our nominating and corporate governance committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience and capability. In addition to considering an appropriate balance of knowledge, experience and capability, our Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. We do not have a specific policy regarding diversity of candidates. Our nominating and corporate governance committee selects candidates for director based on their character, judgment, diversity of experience, business acumen, and his or her willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. Our nominating and corporate governance committee believes it appropriate for a majority of the members of our Board to meet the definition of “independent director” under the rules of the NYSE. Our nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.

Prior to each annual meeting of stockholders, our nominating and corporate governance committee identifies nominees first by reviewing the current directors whose terms expire at the annual meeting of stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of our Board, with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the nominating and corporate governance committee determines not to nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the nominating and corporate governance committee will consider various candidates for Board of Directors membership, including those suggested by members of the nominating and corporate governance committee, by other members of our Board, by any executive search firm engaged by the nominating and corporate governance committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify Inphi’s Secretary, any member of the nominating and corporate governance committee, or the persons referenced below in “Communications with our Board of Directors” in writing with any supporting material the stockholder considers appropriate.

Stockholder Nominees. In addition, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Inphi’s

Secretary and otherwise comply with the provisions of our bylaws. To be timely, our bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the date our proxy statement was provided to stockholders in connection with previous year’s annual meeting. However, if we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided public disclosure of the meeting date. Information required by the bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our bylaws and must be addressed to: Secretary, Inphi Corporation, 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054. You can obtain a copy of our bylaws by writing to the Secretary at this address.

Communications with our Board of Directors

Our Board recommends that stockholders and other interested persons initiate communications with our Board, the Chairman, or any committee of our Board in writing to the attention of our Secretary at 2953 Bunker Hill Lane, Suite 300, Santa Clara, CA 95054. This process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner. Our Board has instructed our Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Corporate Governance Principles and Practices

We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of the NYSE. Our Board continues to evaluate our corporate governance principles and policies. Our corporate governance guidelines are posted on our website at www.inphi.com.

Our Board also adopted a code of business conduct and ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

•	conflicts of interest;

•	insider trading;

•	corporate opportunities;

•	competition and fair dealing;

•	equal employment and working conditions;

•	record keeping;

•	confidentiality;

•	giving and accepting gifts;

•	compensation or reimbursement to customers;

•	protection and proper use of company assets; and

•	payments to government personnel and political contributions.

Our code of business conduct and ethics is posted on our website at www.inphi.com. The code of business conduct and ethics can only be amended by the approval of a majority of our Board. Any waiver to the code of business conduct and ethics for an executive officer or director may only be granted by our Board or our nominating and corporate governance committee and must be timely disclosed as required by applicable law. Our Board also adopted a code of ethics for senior financial officers applicable to our Chief Executive Officer, President, Chief Financial Officer, controller and other key management employees identified by our Board addressing ethical issues. Our code of ethics is posted on our website and future amendments or waivers to the code of ethics will be posted on our website at www.inphi.com. We also implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

COMPENSATION OF DIRECTORS

In 2013, our non-employee directors, other than our Chairman of the Board and the lead director, received an annual retainer of $32,000, prorated for partial service in any year. Our Chairman of the Board and lead director each received an annual retainer of $50,000 and $52,000, respectively, as each such director was not an employee of Inphi. Members of our audit committee, compensation committee and nominating and corporate governance committee, other than the chairpersons of those committees, received an additional annual retainer of $7,500, $5,000, and $4,000, respectively. The chairpersons of our audit committee, compensation committee and nominating and corporate governance committee each received an additional annual retainer of $15,000, $10,000, and $7,500, respectively.

In 2013, our compensation committee adjusted the cash compensation paid to our non-employee directors, effective 2014. Beginning in 2014, our non-employee directors will receive an annual retainer of $35,000 pro-rated for partial service in any year. Our Chairman of the Board and Lead director each will receive an additional annual retainer of $20,000, so long as such director is not an employee of Inphi. Members of our audit committee, compensation committee and nominating and corporate governance committee, other than the chairpersons of those committees, will receive an additional annual retainer of $8,250, $5,500, and $4,000, respectively. The chairpersons of our audit committee, compensation committee and nominating and corporate governance committee each will receive an additional annual retainer of $20,000, $11,000 and $7,500, respectively.

In addition, non-employee directors receive nondiscretionary, automatic grants of restricted stock units (RSUs) under our 2010 Stock Incentive Plan. Upon becoming a member of our Board, a non-employee director is automatically granted an initial RSU for shares of our common stock that have a value of $160,000, calculated using the closing price of our common stock on the date of grant as reported on the NYSE. The initial RSU vest over four years in equal annual installments. On the first business day following each of our regularly scheduled annual meetings of stockholders, each non-employee director is automatically granted an RSU for shares of our common stock that have a value of $80,000, calculated using the closing price of our common stock on the date of grant as reported on the NYSE, provided the director has served on our Board for at least six months. These RSUs will vest on the first anniversary of the date of grant or immediately prior to our next annual meeting of stockholders, if earlier. The RSUs granted to non-employee directors will become fully vested in the event of a change in control occurs.

We also reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings.

Director Stock Ownership Guidelines

Our Board has established guidelines to better ensure that our directors each maintain an appropriate equity stake in our company. These guidelines provide that all directors, including the CEO, will maintain a good faith cash investment in owning Inphi Stock valued at $100,000 throughout the duration of their association with our company, which must be achieved by the later of the (a) the 24 month anniversary of the effective date of our initial public offering and (b) the 24 month anniversary of the individual’s appointment as a director or CEO (the “Valuation Date”). The value of the Inphi stock is measured using the 10-day trading average ending the date immediately prior to the Valuation Date.

2013 Director Compensation

The following table sets forth the compensation paid to our non-employee directors or accrued by us in 2013. The following tables exclude Ford Tamer, our President and CEO, as he did not receive any additional compensation for his service on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Diosdado P. Banatao	52,500	79,992	132,492
Nicholas E. Brathwaite	13,576	159,995	173,571
Chenming C. Hu	40,813	79,992	120,805
David Liddle	49,636	79,992	129,628
Bruce McWilliams	41,376	79,992	121,368
Peter J. Simone	22,250	—	22,250
Sam S. Srinivasan	80,250	79,992	160,242

(1)	The amount reflects the aggregate grant date fair value of the RSU award computed in accordance with FASB ASC Topic 718 multiplied by the number shares. See note 10 of the notes to our consolidated financial statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of assumptions made in determining the grant date fair value.
(2)	The following outstanding equity awards table sets forth the equity awards held by our non-employee directors at December 31, 2013.

		Option Awards(a)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares That Have Not Vested($)(b)
Diosdado P. Banatao	05/28/2013					7,575	97,718
Nicholas E. Brathwaite	09/05/2013					12,066	155,651
Chenming C. Hu	08/17/2010					2,851	36,778
	05/28/2013					7,575	97,718
David Liddle	07/12/2012					12,847	165,726
	05/28/2013					7,575	97,718
Bruce McWilliams	10/26/2012					13,667	176,304
	05/28/2013					7,575	97,718
Sam S. Srinivasan	08/15/2007	1,072	—	1.78	8/15/2017
	08/27/2009	19,285	—	2.62	8/27/2019
	05/28/2013					7,575	97,718

(a)	The grant date fair value of the common stock underlying these option awards is equal to the option exercise price on the date the stock options were granted.
(b)	The amount represents the fair market value of our common stock as of December 31, 2013 multiplied by unvested shares as of December 31, 2013. The closing price of our common stock on December 31, 2013 was $12.90.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 17, 2014 regarding the number of shares of common stock and the percentage of common stock, beneficially owned by:

•	each person or group of persons known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Inphi Corporation, 2953 Bunker Hill Lane, Suite 300, California 95054. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 31,295,803 shares of common stock outstanding on April 17, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 17, 2014, or June 16, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:

Entities affiliated with Mayfield Fund(1)	2,784,420	8.9
JPMorgan Chase & Co(2)	2,654,933	8.5
Entities affiliated with Walden International(3)	2,922,463	9.3
Wellington Management Company, LLP(4)	2,099,903	6.7
Capital Research Global Investors(5)	1,774,299	5.7

Directors and Named Executive Officers:

Ford Tamer(6)	482,859	1.5
John Edmunds(7)	316,575	1.0
Charles Roach(8)	50,497	*
Ron Torten(9)	83,144	*
Norman Yeung(10)	60,451	*
Richard Ogawa(11)	30,419	*
Diosdado P. Banatao(12)	576,103	1.8
Chenming Hu(13)	73,813	*
Sam S. Srinivasan(14)	67,073	*
Peter J. Simone(15)	30,569	*
David Liddle(16)	7,575	*
Bruce McWilliams(17)	7,575	*
Nicholas E. Brathwaite	—	—
All current directors and executive officers as a group (11 persons)(18)	1,695,633	5.3

*	Amount represents less than 1% of our common stock.
(1)	Based on the Schedule 13G/A filed by Mayfield XI Management, LLC on January 23, 2014, represents 50,118 shares held by Mayfield Associates Fund VI, a Delaware limited partnership (MF AF VI), 172,633 shares held by Mayfield Principals Fund II, a Delaware limited liability company (MF PF II), 150,357 shares held by Mayfield XI, a Delaware limited partnership (MF XI), and 2,411,312 shares held by Mayfield XI Qualified, a Delaware limited partnership (MF XI Q). Yogen K. Dalal and Robert T. Vasan are managing directors of Mayfield XI Management, L.L.C., which is the general partner of MF XI Q, MF XI and MF AF VI and the sole Managing Director of MF PF II. The individuals listed herein may be deemed to have voting and dispositive power over the shares which are, or may be, deemed to be beneficially owned by MF XI Q, MF PF II, MF XI and MF AF VI, but disclaim such beneficial ownership except to the extent of his pecuniary interest therein. The address of the entities affiliated with Mayfield Fund is 2484 Sand Hill Road, Menlo Park, CA 94025.
(2)	Based solely on the information reported on a Schedule 13G/A filed on January 17, 2014, this amount consists of 2,654,933 shares beneficially owned by JPMorgan Chase & Co. on behalf of other persons, for which it has sole power to vote 2,526,770 shares, sole power to dispose of 2,654,745 shares and shared power to vote and dispose of 188 shares.
(3)	Based on the Schedule 13G/A filed on February 14, 2014, represents 46,579 shares held by Pacven Walden Ventures Parallel V-A C.V., 46,579 shares held by Pacven Walden Ventures Parallel V-B. C.V., 55,659 shares held by Pacven Walden Ventures Parallel VI, L.P., 4,955 shares held by Pacven Walden Ventures V Associates Fund, L.P., 2,021,291 shares held by Pacven Walden Ventures V, L.P., 714,816 shares held by Pacven Walden Ventures VI, L.P., and 32,584 shares held by Pacven Walden Ventures V-QP Associates Fund, L.P. Pacven Walden Management V Co. Ltd,. is the general partner of Pacven Walden Ventures V, L.P., Pacven Walden Ventures Parallel V-A C.V., Pacven Walden Ventures Parallel V-B C.V., Pacven Walden Ventures V Associates Fund, L.P. and Pacven Walden Ventures V-QP Associates Fund, L.P. (Pacven V and affiliated funds). Pacven Walden Management VI Co. Ltd., is the general partner of Pacven Walden Ventures VI, L.P. and Pacven Walden Ventures Parallel VI, L.P. (Pacven VI and Parallel Funds). Lip-Bu Tan, Andrew Kau, Hock Voon Loo and Brian Chiang hold shared voting and investment power with respect to the shares held by Pacven V and affiliated funds and Pacven VI and Parallel Funds, all of whom disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address for Walden International is One California Street, Suite 2800, San Francisco, CA 94111.
(4)	Based solely on information reported on a Schedule 13G filed on February 14, 2014, this amount consists of 2,099,903 shares beneficially owned by Wellington Management Company, LLP in its capacity as investment adviser, for which it has shared power to vote 1,268,600 shares and shared power to dispose of 2,099,903.
(5)	Based solely on information reported on a Schedule 13G filed on February 13, 2014, this amount consists of 1,774,299 shares beneficially owned by Capital Research Global Investors, a division of Capital Research and Management Company, in its capacity as investment adviser, for which it has sole power to vote 1,774,299 shares and sole power to dispose of 1,774,299.
(6)	Includes 325,292 shares subject to options that are exercisable as of June 16, 2014, and 155 shares subject to restricted stock units that will vest as of June 16, 2014.
(7)	Includes 271,558 shares subject to options that are exercisable as of June 16, 2014, of which 9,882 shares are subject to our right of repurchase as of June 16, 2014, and 144 shares subject to restricted stock units that will vest as of June 16, 2014.
(8)	Includes 39,375 shares subject to options that are exercisable as of June 16, 2014, and 139 shares subject to restricted stock units that will vest as of June 16, 2014.
(9)	Includes 47,356 shares subject to options that are exercisable as of June 16, 2014, of which 4,912 shares are subject to our right of repurchase as of June 16, 2014, and 142 shares subject to restricted stock units that will vest as of June 16, 2014.
(10)	Includes 33,318 shares subject to options that are exercisable as of June 16, 2014, of which 4,093 shares are subject to our right of repurchase as of June 16, 2014.

(11)	Includes 17,708 shares subject to options that are exercisable as of June 16, 2014, and 124 shares subject to restricted stock units that will vest as of June 16, 2014.
(12)	Includes 268,528 shares held by the Banatao Living Trust DTD 7/21/99, 300,000 shares held by Tallwood Partners, LLC, and 7,575 shares subject to restricted stock units that will vest as of June 16, 2014. Diosdado P. Banatao, one of our directors, is the managing member of Tallwood Management Co. LLC, which is the general partner of Tallwood I, L.P. The Banatao Living Trust directly or indirectly holds 100% of the membership interests in Tallwood Management Co. LLC and Tallwood Partners, LLC. Mr. and Mrs. Banatao, as trustees of the Banatao Living Trust, hold shared voting and dispositive power over the securities held by these funds. Mr. and Mrs. Banatao disclaim beneficial ownership of the reported securities except to the extent of any pecuniary interest therein.
(13)	Includes 1,069 restricted shares that are subject to forfeiture as of June 16, 2014, and 7,575 shares subject to restricted stock units that will vest as of June 16, 2014.
(14)	Includes 20,357 shares subject to options that are exercisable as of June 16, 2014. and 7,575 shares subject to restricted stock units that will vest as of June 16, 2014.
(15)	Mr. Simone resigned from the Board of Directors in May 2013. These shares reflect his beneficial ownership as of May 2013.
(16)	Includes 7,575 shares subject to restricted stock units that will vest as of June 16, 2014.
(17)	Includes 7,575 shares subject to restricted stock units that will vest as of June 16, 2014.
(18)	Includes 721,646 shares subject to options that are exercisable as of June 16, 2014, of which 14,734 shares are subject to our right of repurchase as of June 16, 2014, 39,579 shares subject to restricted stock units that will vest as of June 16, 2014, and 1,069 outstanding restricted shares that are subject to forfeiture as of June 16, 2014.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since January 1, 2013 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Registration Rights

The holders of 7,552,698 shares of common stock, including shares to be issued upon the exercise of warrants to purchase shares of our common stock, are entitled to contractual rights by which they may require us to register those shares under the Securities Act of 1933 (the Securities Act). If we propose to register any of our securities under the Securities Act for our own account, holders of those shares are entitled to include their shares in our registration, provided they accept the terms of the underwriting as agreed upon between us and the underwriters selected by us, and among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in the registration. Subject to limitations and conditions specified in the amended and restated investor rights agreement with the holders, six months after our initial public offering, holders of at least 30% of the shares of common stock that were issued upon conversion of our former preferred stock upon completion of our initial public offering and shares of common stock issued as a result of the exercise of certain warrants (collectively referred to herein as Registrable Securities) may require us to prepare and file a registration statement under the Securities Act at our expense covering those shares, provided that the shares to be included in the registration shall include at least 20% of such shares of common stock and shares issued as a result of the exercise of certain warrants, or a lesser percentage if the anticipated aggregate public offering price would exceed $10,000,000. We are not obligated to effect more than two of these demand registrations. These registration rights shall terminate (i) as to each holder who, immediately following the consummation of our initial public offering, holds shares of Registrable Securities which may be immediately sold under Rule 144 during any 90-day period and (ii) as to all holders upon the five-year anniversary of the consummation of our initial public offering.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Procedures for Approval of Related Party Transactions

Pursuant to our Related Person Transactions Policy, the audit committee of our Board must approve transactions with our company valued at or above $120,000 in which any director, officer, 5% or greater stockholder, or certain related persons or entities has a direct or indirect material interest.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis discusses our compensation programs, including a discussion of the principal role of the compensation committee and a summary of executive compensation. In January 2013 the Board appointed Richard Ogawa as the Company’s General Counsel.

Following is a detailed discussion of the individual material elements of compensation awarded to, earned by, or paid to the named executive officers (NEOs, and each an NEO) listed below:

Name	Current Position

Ford Tamer	President, Chief Executive Officer and Director

John Edmunds	Chief Financial Officer and Chief Accounting Officer

Charlie Roach	Vice President World Wide Sales

Ron Torten	Vice President, Operations and Information Technology

Richard Ogawa	General Counsel

Norman Yeung	Former Senior Vice President, Engineering

Recommendations for non-equity executive compensation are made by our compensation committee and approved by our Board, except that compensation recommendations for our Chief Executive Officer are approved by the non-employee members of our Board. All equity awards are approved by our compensation committee. The primary components of compensation for our NEOs are base salary, cash incentive compensation and equity-based compensation. The following information should be read together with the compensation tables and related disclosures set forth below.

Executive Program Summary

Our compensation program has been designed to achieve the following objectives:

•	to attract, retain, and motivate talented, innovative, experienced, and strategic executives;

•	to reward our executives based on our financial and business performance and their individual performance;

•	to provide fair, equitable and compensation, competitive with peer companies; and

•	to further align the interest of our executive officers and stockholders.

Our executive compensation program has focused primarily on attracting executive talent to manage and operate our business, retaining individuals whose employment is key to our success and growth, and rewarding individuals who help us define the strategic direction of our company while achieving on our business objectives. By focusing our executive compensation program primarily on equity-based compensation, we have sought to align the interest of our executive officers and stockholders by motivating executive officers to increase the value of our stock over time.

Role of the Compensation Committee

The primary role of the compensation committee (the Committee) of our Board is to set the compensation of our NEOs to fairly compensate them relative to their individual contributions to our performance. It is also the role of the Committee to ensure that our compensation remains industry competitive by:

•	Granting performance-based incentives that closely align and strike a balance between short-term and long-term incentives relative to our strategy and future performance;

•	Establishing equity-based award programs to continue the long-term connection with stockholder value and executive compensation;

•	Structuring executive compensation programs to reduce incentives to promote short-term gains and subject us to risks at the expensive of long-term company stockholder value.

The Committee currently consists of three (3) independent, outside, non-employee directors. The Committee includes Mr. David Liddle (Chairman), Dr. Chemning Hu and Mr. Sam Srinivasan. The Committee determines, and recommends to our Board the compensation for our executive officers. With respect to our NEOs, other than our Chief Executive Officer, the Committee meets with our Chief Executive Officer as useful and needed to provide evaluations of our executive officers and other relevant information to the Committee. Our Chief Executive Officer does not participate in the Committee’s discussion and determination of his compensation. The Committee makes recommendations regarding appropriate non-equity compensation for each executive officer, including merit increases and changes to incentive compensation.

In addition to a review of our competitive market position based on information provided by Compensia, the Committee also took into account several other factors in setting our executive compensation for 2013, including retention value of the individual, company performance, internal pay equity considerations, the experience and responsibilities of each executive officer, budget constraints, market conditions, individual performance, and contributions to corporate achievements. As part of that process, in early 2013, Dr. Tamer evaluated the performance of each NEO, other than himself, based on such individual’s level of success in accomplishing the business objectives established for the NEO for the prior year and the NEO’s overall performance during that year. The annual objectives for each NEO were developed through mutual discussion and agreement between Dr. Tamer and the NEO and were reviewed with our Board.

Dr. Tamer’s recommendations also took into account other factors, including the estimated overall share allotment and total market value for the annual equity grant pool, the amount of unvested equity currently being held by the NEO and the potential retention value it represented. Based on these considerations, Dr. Tamer made specific compensation recommendations to the Committee with respect to each of the NEOs other than himself. The recommendations included proposed equity awards. The Committee reviewed those recommendations, together with supporting market data, and had full authority and independent discretion to make such adjustments as it deemed appropriate and to determine the actual total compensation package for each NEO. In making its determinations, the Committee gave considerable weight to Dr. Tamer’s evaluations and recommendations because of his direct knowledge of each NEO’s performance and contributions to our business objectives and financial performance. Based on these various considerations, the Committee accepted the recommendations made by Dr. Tamer with respect to the equity awards granted to the NEOs in January 2013, and determined the actual total compensation for each NEO. The equity awards granted in 2013 are discussed below under “Equity Based Compensation”.

Role of Compensation Committee Consultant

To understand our position relative to market, the Committee retained the services of Compensia in January 2013 as an independent compensation consultant to advise on executive compensation for fiscal 2013. The Committee conducted an independence review of Compensia pursuant to updated SEC requirements and NYSE requirements. The Committee determined that there was no conflict of interest that would prevent Compensia from being objective in its work for the Committee. In addition, Compensia affirmed to the Committee that it had policies and procedures in place to prevent conflicts of interest from arising, that the Compensia advisors serving the Committee did not own any of our common stock, and that the lead advisor did not have any business or personal relationship with members of the Committee or our management.

Competitive Market Review

The Committee has and continues to evaluate the practice of setting our executive compensation program against our peer group. The following fifteen (15) companies were used, and on a case by case basis, as supplemented by additional information provided by Compensia, in determining competitive compensation packages.

Ambarella Applied Micro Circuits DSP Group Exar	GSI Technology Ikanos Communications Intermolecular Maxlinear	Mindspeed Technologies MIPS Technologies Nanometrics Perigrine Semiconductor	Pericom Semiconductor Sigma Designs Volterra Semiconductor

Elements of Executive Compensation

We maintain an executive compensation program that we believe provides executive officers with compensation opportunities that reward the executive officers for their contribution to our performance. Our executive compensation program consists of three principal components, each of which is described below.

We also provide our executive officers with other benefits, including commuting allowance, severance, change-of-control benefits and the ability to participate in employee benefit plans on the same terms as all other eligible employees. While we do not have an exact formula for allocating between cash and non-cash compensation, we try to balance long-term equity versus short-term cash compensation and variable compensation versus fixed compensation.

Base Salary

Each NEO receives an annual base salary as compensation for services rendered during the year. The annual base salary provides financial stability, predictability and security of compensation. The base salary takes into account experience, expertise, and scope of responsibility. Base salary increases generally recognize and reward exemplary performance. In 2013, rather than increasing the base salary in 2013, the Committee granted each NEO a long-term incentive equity award.

The effective base salary for 2013 remained the same as the base salary for 2012 as follows:

Name	2013
Ford Tamer	$300,000
John Edmunds	$270,400
Charles Roach	$270,000
Ron Torten	$234,000
Richard Ogawa	$220,000
Norman Yeung	$272,000

Cash Incentive Compensation

Our cash incentive compensation is intended to incentivize our executive officers in the achievement of pre-determined financial objectives as well as individual performance objectives. An executive officer’s cash incentive award generally depends on two performance factors, one related to our financial performance and one related to the NEO’s individual performance as measured against specific management by objective (MBO) goals.

In order to continue our focus on long-term incentives in the form of equity grants, we did not grant cash incentive awards in 2013. Mr. Roach, however, was granted a cash incentive award aligned to the Sales Incentive Plan. Although we did not grant cash incentive awards in 2013, we did award a discretionary bonus to each NEO in amount equal to 4.9% of such NEO’s annual base salary for achieving fourth quarter revenues milestones.

Mr. Roach’s performance goals were based on achieving corporate revenue targets, design wins and his MBO’s per the Sales Incentive Plan. Mr. Roach achieved a percentage of his performance goals for 2013, which is reflected in the 2013 Summary Compensation Table.

In 2014, the Committee will consider establishing a cash incentive program for our NEOs that will focus on continuing to achieve returns for our stockholders.

Equity-Based Compensation

The Committee believes that long-term share-based incentives are appropriate and strategically necessary compensation to properly focus the NEOs on long-term financial results as well as align their interests with those of our stockholders. Equity-based compensation has been our primary long-term incentive compensation component. We believe that equity-based compensation has been and will continue to be a significant part of our executive officers’ total compensation packages. We believe that long-term performance is achieved through an ownership culture that encourages a high level of continuously improving performance by our executive officers through grants of equity awards. The vesting feature of our equity awards contributes to our executive officer retention as this feature provides an incentive to our executive officers to remain in our employ during the vesting period. We grant both stock options and RSUs to our eligible employees, including our executive officers.

All of our executive officers receive equity awards when they are hired and these awards typically vest over a four-year period, with 1/4th of the shares vesting one year from the vesting commencement date and the remaining shares vesting in equal monthly installments over the following 36 months. The level of equity-based compensation is reviewed periodically and additional equity awards are made from time to time. The Committee reviews equity-based compensation levels, along with base salary and annual cash incentives on an annual basis.

With respect to our CEO, we granted him a new hire award in 2012 based on arm’s length negotiation. Because of the volatility of our stock price and the state of the business at the time, we considered both public and private company market data and determined our CEO’s equity grant based on a percent of company rather than based on its grant date value. The overall size of the grant was comparable with grants to other recent CEO hires of comparable companies and with the equity ownership of a CEO of a recent IPO company. In addition, a grant of this size was essential to recruiting our CEO who was willing to take a lower base salary and less cash compensation in exchange for a larger equity award. In order to align executive compensation to performance and shareholder returns, 2/3rds of the shares granted in our CEO initial equity grant was in the form of options at an exercise price of $14.80. As of the compensation committee meeting of our Board, on April 16, 2014, the market price of $14.59 was 21 cents under the options strike price of $14.80, so regardless of the grant date value of the option, the option has delivered no realizable value to our CEO to date, which reflects the strong performance orientation of the option award. The mix of options and RSUs was granted in order to provide both a retention element from the RSU and a performance element from the stock option. Our Committee believes that Inphi’s stock price is highly dependent on company performance and so a stock option, which only has value if the stock price rises, strongly aligns our CEO with our shareholders and bases the value he will receive from his award on our success. In order to provide longer term retention, the RSU award did not begin to vest until two years after grant, when 50% of the shares vested. The remaining 50% of the RSU vests over the next two years in equal installments.

In 2013, our NEOs were awarded the following equity awards under our 2010 Stock Plan:

Named Executive Officer	Date of Award	Number of Option Awards(1)	Number of Stock Awards
Ford Tamer	—	—	—
John Edmunds	1/16/2013	—	42,000	(2)
	4/18/2013	—	666	(3)
Charles Roach	1/16/2013	—	10,000	(2)
Ron Torten	1/16/2013	—	42,000	(2)
	4/18/2013	—	577	(3)
Richard Ogawa	1/16/2013	50,000	60,000	(2)
Norman Yeung	1/16/2013	—	52,500	(2)
	4/18/2013	—	670	(3)

(1)	The options vest as to 1/4th of the total number of shares subject to the option 12 months after the vesting commencement date, and the remaining shares vest at a rate of 1/48th of the total number of shares subject to the option each month thereafter.
(2)

The awards vest as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th four years after the vesting commencement date.

(3)	The awards vest as to 1/3rd of the total number of shares on May 1, 2013, 1/3rd of the total number of shares on August 1, 2013 and 1/3rd of the total number of shares on November 1, 2013.

Other Compensatory Benefits

Benefits. We maintain broad-based benefits that are provided to all eligible employees, including our 401(k), flexible spending accounts, medical, dental and vision care plans, our life and accidental death and dismemberment insurance policies and long-term and short-term disability plans. Executive officers are eligible to participate in each of these programs on the same terms as non-executive employees. We do not provide any retirement benefits separate from the 401(k).

Severance and Change of Control Benefits. Certain of our NEOs are entitled to severance and change of control benefits pursuant to their offer letters. We believe these severance and change of control benefits are an essential element of our executive compensation package that enables us to recruit and retain talented executives, the terms of which are described below under “—Employment, Severance and Change in Control Arrangements.”

Accounting and Tax Considerations

Section 162(m). Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the Code), generally disallows a tax deduction for compensation in excess of $1.0 million paid to each of our NEOs. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Share-based compensation cost is measured at grant date, based on the fair value of the awards, and is recognized as an expense over the requisite employee service period. The Committee has determined to retain for the foreseeable future our stock option and restricted stock unit program as the sole component of its long-term compensation program and to record this expense on an ongoing basis.

Compensation Policies and Practices as They Relate to Risk Management

We believe that our compensation policies and practices for all employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our company. In making this determination, we assessed our executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of our compensation policies and practices and an analysis of our executive compensation program. Although we reviewed all our various compensation programs, we focused primarily on those characterized by variability in payout and the ability of a participant to directly affect payout, as well as the controls on participant action and payout under those programs. Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to us as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices, and are supported by the oversight and administration of our compensation committee with regard to our executive compensation program.

Several features in our compensation programs and policies mitigate or reduce the likelihood of excessive risk-taking by employees, including the following:

•	The core principles outlined above and compensation program elements discussed below are designed to align goals with stockholder interests.

•	Pay typically consists of a mix of fixed and variable compensation, with the variable compensation designed to reward both short-and long-term corporate performance.

Stockholder Advisory Votes

At the 2011 Annual Meeting of Stockholders we put forth two advisory votes: one asking stockholders to approve our executive compensation as disclosed in our 2011 proxy statement; and another regarding the frequency of such an advisory vote in future proxies. Our stockholders approved our executive compensation as disclosed in our 2011 proxy statement. Regarding the advisory vote on the frequency of the vote on executive compensation, we received the most votes for a frequency of every 3 years, as was management’s recommendation. The Committee took these voting results into consideration regarding in its review of our executive compensation for 2011, and has factored in our stockholders’ say-on-pay approval by maintaining essentially the same compensation practices for 2012 and 2013. The Committee has determined to hold an advisory vote every 3 years, but may have such a vote more frequently if our compensation committee and management feel it is appropriate. In accordance with this determination, we have included Proposal 3, an advisory vote to approve executive compensation, in this Proxy Statement. In keeping with current regulations, the next advisory vote on the frequency of the vote on executive compensation will take place in 2017.

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Inphi Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with Inphi Corporation’s management. Based on this review and these discussions, the compensation committee recommended to the Board of Directors of Inphi Corporation that the Compensation Discussion and Analysis be included in Inphi Corporation’s proxy statement on Schedule 14A and incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2013.

Respectfully submitted on April 16, 2014, by the members of the compensation committee of the Board of Directors:

Mr. David Liddle, Chairman

Dr. Chenming C. Hu

Mr. Sam S. Srinivasan

EXECUTIVE COMPENSATION

2013 Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the year ended December 31, 2013 for our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the year ended December 31, 2013, and our former Senior Vice President of Engineering, whom we refer to as our NEOs, and, for those executive officers who were named in our 2012 and 2011 Proxy Statements, for the years ended December 31, 2012 and 2011.

Name & Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
Ford Tamer(3)	2013	300,000		13,938	(4)	—	—	—	—	313,938
President and Chief Executive Officer	2012	275,000		—		4,126,566	4,048,503	—	—	8,450,069

John Edmunds	2013	270,533		15,968	(5)	380,941	—	—	—	667,442
Chief Financial Officer and Chief Accounting Officer	2012	270,400		—		382,571	194,130	—	—	847,101
	2011	260,000		—		496,575	259,997	—	—	1,016,572

Charles Roach	2013	270,000		—		89,300	—	110,200	—	469,500
Vice President of Worldwide Sales	2012	93,115	(6)	30,000	(7)	395,100	385,200	48,334	—	951,749

Ron Torten	2013	234,115		13,953	(5)	380,155	—	—	—	628,223
Vice President of Operations and Information Technology	2012	234,000		20,000	(4)	185,100	90,900	—	—	530,000
	2011	225,000		—		413,813	216,664	—	—	855,477

Richard Ogawa	2013	219,154		10,166	(4)	535,800	218,555	—	—	983,675
General Counsel

Norman Yeung(8)	2013	217,560		2,040	(4)	474,741	—	—	38,000	732,341
Senior Vice President of Engineering	2012	266,167		1,000	(9)	382,571	194,130	—	30,000	873,868

(1)	The amount reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in note 10 to the notes to our consolidated financial statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2013. There can be no assurance that awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value. None of our executive officers forfeited any awards in 2013.
(2)	Represents commuting allowance.
(3)	Mr. Tamer joined us as our Chief Executive Officer in February 2012.
(4)	Represents a discretionary bonus award.
(5)	Represents a discretionary bonus award and $1,000 for five year anniversary bonus with our company.
(6)	Represents pro-rated amount of annual base salary as Mr. Roach joined us in September 2012.
(7)	Represents sign-on bonus as part of Mr. Roach’s offer letter.
(8)	Mr. Yeung resigned as our Senior Vice President of Engineering in October 2013.
(9)	Represents $1,000 for five year anniversary bonus with our company.

Grants of Plan-Based Awards in 2013

The following table sets forth information on grants of plan-based awards in 2013 to our NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold($)	Target($)	Maximum($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Securities Underlying ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(2)
Ford Tamer	—				—	—	—	—

John Edmunds	1/16/13				42,000	—	—	375,060
	4/18/13				666	—	—	5,881

Charles Roach	1/16/13	—	145,000	179,075
					10,000	—	—	89,300

Ron Torten	1/16/13				42,000	—	—	375,060
	4/18/13				577	—	—	5,095

Richard Ogawa	1/16/13				60,000	—	—	535,800
	1/16/13					50,000	8.93	218,555

Norman Yeung	1/16/13				52,500	—	—	468,825
	4/18/13				670	—	—	5,916

(1)	The threshold illustrates the smallest payout that can be made if all of the pre-established performance objectives are achieved at the minimum achievement level. Actual awards may be more or less than these amounts and are at the discretion of the Compensation Committee. The target is the payout that can be made if the pre-established performance objectives have been achieved at the target achievement level. The maximum is the greatest payout that can be made if the pre-established maximum performance objectives are achieved or exceeded at the outperform achievement levels.
(2)	The amount reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in note 10 to the notes to our consolidated financial statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2013. There can be no assurance that awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon exercise will approximate the aggregate grant date fair value. None of our executive officers forfeited any awards in 2013.

Narrative to 2013 Summary Compensation Table and Grants Plan-Based Awards in 2013 Table

Please see “—Compensation Discussion and Analysis” above for a complete description of compensation plans pursuant to which the amounts listed under the 2013 Summary Compensation Table and Grants of Plan-Based Awards in 2013 table were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the options grants.

Outstanding Equity Awards at December 31, 2013

The following table presents certain information concerning equity awards held by our NEOs at December 31, 2013.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested (#)(1)
Ford Tamer	255,587	(2)	302,058	(2)	14.80	2/1/2022
							278,822	(3)	3,596,804

John Edmunds	183,221	(4)	—		1.96	3/12/2018
	12,857	(4)	—		1.47	2/25/2019
	42,856	(5)	—		9.29	4/30/2020
	7,500	(6)	15,000	(6)	22.07	4/7/2021
	9,583	(2)	10,417	(2)	12.34	1/18/2022
	4,583	(2)	6,417	(2)	13.48	4/12/2022
							79,554	(7)	1,026,247

Charles Roach	30,000	(2)	60,000	(2)	8.78	10/26/2022
							43,750	(8)	564,375

Ron Torten	4,250	(4)	—		1.96	3/12/2018
	21,428	(5)	—		9.29	4/30/2020
	428	(4)	—		12.02	7/14/2020
	6,250	(6)	12,500	(6)	22.07	4/7/2021
	7,187	(2)	7,813	(2)	12.34	1/18/2022
							65,750	(9)	848,175

Richard Ogawa	—		50,000	(2)	8.93	1/16/2023
							60,000	(10)	774,000

Norman Yeung	9,821	(11)	—		9.29	1/17/2015
	7,500	(12)	7,500	(12)	22.07	1/17/2015
	763	(12)	3,820	(12)	12.34	1/17/2015
	4,564	(12)	2,311	(12)	13.48	1/17/2015
							28,366	(12)	365,921

(1)	The amount represents the fair value of our common stock as of December 31, 2013, multiplied by unvested shares as of December 31, 2013. The closing price of our common stock on December 31, 2012 was $12.90.
(2)	This stock option vests as to 1/4th of the total number of shares subject to the option 12 months after the vesting commencement date, and the remaining shares vest at a rate of 1/48th of the total number of shares subject to the option each month thereafter. The stock option awards are not subject to early exercise.
(3)

This award vests as to 50% of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th of the total number of shares four years after the vesting commencement date.

(4)	This stock option is fully vested.
(5)	This stock option vests in a series of 60 successive equal monthly installments upon completion of each additional month of service over the 60-month period measured from the first anniversary of such optionee’s vesting commencement date. This stock option award is subject to early exercise, and subject to our right of repurchase during the vesting period.
(6)	This stock option vests as to 1/3rd of the total number of shares two years after the vesting commencement date, 1/3rd of the total number of shares three years after the vesting commencement date and 1/3rd of the total number of shares four years after the vesting commencement date. The stock option awards are not subject to early exercise.
(7)

This includes (i) 15,000 shares from the April 7, 2011 grant that vests as to 1/3rd of the total number of shares two years after the vesting commencement date, 1/3rd of the total number of shares three years after the vesting commencement date and 1/3rd of the total number of shares four years after the vesting commencement date, (ii) 15,000 shares from January 18, 2012 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th four years after the vesting commencement date, (iii) 7,554 shares from the April 12, 2012 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th four years after the vesting commencement date, and (iv) 42,000 shares from January 16, 2013 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th four years after the vesting commencement date.

(8)

This includes (i) 33,750 shares from October 26, 2012 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th four years after the vesting commencement date, and (ii) 10,000 shares from January 16, 2013 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th four years after the vesting commencement date.

(9)

This includes (i) 12,500 shares from the April 7, 2011 grant that vests as to 1/3rd of the total number of shares two years after the vesting commencement date, 1/3rd of the total number of shares three years after the vesting commencement date and 1/3rd of the total number of shares four years after the vesting commencement date, (ii) 11,250 shares from January 18, 2012 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th four years after the vesting commencement date, and (iii) 42,000 shares from January 16, 2013 grant that vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th four years after the vesting commencement date.

(10)

This award vests as to 1/4th of the total number of shares one year after the vesting commencement date, 1/4th of the total number of shares two years after the vesting commencement date, 1/4th of the total number of shares three years after the vesting commencement date and 1/4th four years after the vesting commencement date.

(11)	This stock option will fully vest by October 17, 2014 and is subject to early exercise.
(12)	This stock option and award will fully vest by October 17, 2014.

Option Exercises and Stock Vested in 2013

The following table sets forth the number of shares acquired upon exercise of options and all stock awards vested by each named executive officer during 2013.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Ford Tamer	—		—	—	—
John Edmunds	—		—	15,684	141,706
Charles Roach	—		—	11,250	144,450
Ron Torten	—		—	10,577	95,813
Richard Ogawa	—		—	—	—
Norman Yeung	125,365	(3)	990,533	15,465	138,562

(1)	The value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price.
(2)	The value realized equals the closing fair market value of our common stock on the vesting date multiplied by the number of shares that vested.
(3)	This includes 29,532 shares with value of $100,018 exercised by Mr. Yeung after his resignation.

Employment, Severance and Change in Control Arrangements

On February 1, 2012, we entered into an offer letter agreement with Dr. Tamer, our President and CEO. This offer letter agreement set Dr. Tamer’s base salary at an annual rate of $300,000 (to be pro-rated for any partial year of service). Pursuant to this offer letter agreement, Dr. Tamer is eligible to receive a bonus in an amount up to 50% of base salary (as pro-rated for any partial year of service) through participation in our annual cash incentive program. In addition, Dr. Tamer was granted an option to purchase 557,645 shares of our common stock, which will vest over four years commencing on February 1, 2012 (the Vesting Commencement Date) with one-fourth of the shares vesting on the one-year anniversary of the Vesting Commencement Date and the remaining shares vesting in a series of 36 equal monthly installments thereafter. Dr. Tamer was also granted an RSU for 278,822 shares, which will vest over four years commencing on the Vesting Commencement Date with one-half of the shares vesting on the two-year anniversary of the Vesting Commencement Date and one-quarter of the shares vesting on each of the third and fourth anniversaries of the Vesting Commencement Date.

We also entered into a severance and change of control agreement with Dr. Tamer dated February 1, 2012, which includes, among other provisions, (a) payment of 200% of Dr. Tamer’s annual base salary, plus the annual target bonus, and acceleration of vesting and exercisability of 100% of his outstanding equity awards (subject to certain limitations set forth in his severance agreement ) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within 3 months prior to a “change of control and (b) payment of 100% of Dr. Tamer’s annual base salary, plus the annual target bonus, in the event he is “involuntarily terminated” more than 12 months following a “change of control” or more than 3 months prior to a change of control and his outstanding equity awards will accelerate with respect to 25% of the then unvested shares.

In December 2007, we entered into an offer letter agreement with John Edmunds, our Chief Financial Officer. This offer letter agreement set Mr. Edmunds’ base salary at an annual rate of $250,000. Pursuant to the offer letter agreement, Mr. Edmunds was entitled to a commuting allowance of $2,000 per month and a relocation allowance of up to $25,000 in the event he relocates to Westlake Village. However, it was agreed that instead of receiving this commuting allowance, we would reimburse Mr. Edmunds for travel expenses incurred for traveling between our headquarters in Sunnyvale, California and Westlake Village, California. In addition, Mr. Edmunds was granted options to purchase 183,221 shares of common stock under the 2000 Stock Plan. Mr. Edmunds is also entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans. Mr. Edmunds’ offer letter agreement provides that he is an at-will employee and his employment may be terminated at any time by us.

The offer letter agreement further provided that if Mr. Edmunds’ employment terminates within 18 months after a “corporate transaction”, as defined below, his option granted under his offer letter agreement will accelerate as to 50% of the unvested shares. These provisions were superseded pursuant to a change of control severance agreement we entered into with Mr. Edmunds on June 8, 2010. Under this change of control severance agreement, if Mr. Edmunds is terminated by us without “cause” or is otherwise “involuntarily terminated,” as such terms are defined below, within 12 months of an Inphi “change of control,” as defined below, Mr. Edmunds will be entitled to receive a lump sum equal to 150% of the sum of his annual base salary, plus his annual target bonus as in effect on his termination date. In addition, if Mr. Edmunds elects and pays to continue health insurance under COBRA, we will reimburse Mr. Edmunds on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for Mr. Edmunds and his eligible dependents, until the earlier of (a) the end of the 18-month period following his termination date or (b) the date Mr. Edmunds or his eligible dependents lose eligibility for COBRA continued coverage. We also agreed to accelerate the vesting of 100% of his unvested outstanding equity awards pursuant to the change of control severance agreement.

On August 25, 2012 we entered into an offer letter agreement with Mr. Charlie Roach, as Vice President World Wide Sales. This offer letter agreement set Mr. Roach’s base salary at annual rate of $270,000. Pursuant to this offer letter agreement, Mr. Roach will participate in a Sales Compensation Program where he will be eligible for a cash-based variable incentive payment of up to $145,000 per year, based on our performance goals related to metrics, including but not limited to, revenue, gross margins and design wins. In addition, Mr. Roach was granted an option to purchase 90,000 shares of our common stock, which will vest over four year period commencing September 4, 2012 (the Vesting Commencement Date) with one-fourth of the shares vesting on the one-year anniversary of the Vesting Commencement Date and the remaining shares vesting in a series of 36 equal monthly installments thereafter. Mr. Roach was also granted an RSU for 45,000 shares, which will vest over four years commencing on the Vesting Commencement Date with one-quarter (25%) of the shares vesting on the dated that is one year after the commencement of his employment, and one-quarter (25%) of the shares vesting on each of the second, third and fourth anniversaries of his employment Commencement Date.

We also entered into a severance and change of control agreement with Mr. Roach dated September 4, 2012 which includes, among other provisions, (a) payment of 50% of Mr. Roach’s annual base salary, plus 50% of the sales compensation plan in effect at time of termination and acceleration of vesting and exercisability of 50% of his outstanding equity awards (subject to certain limitations set forth in his severance agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within 3 months prior to a “change of control”; and (b) payment of 50% of Mr. Roach’s annual base salary, 50% of the sales compensation plan, in the event he is “involuntarily terminated” more than 12 months following a “change of control” or more than 3 months prior to a change of control. In addition, if Mr. Roach elects and pays to continue health insurance under COBRA, we will reimburse Mr. Roach on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for him and his eligible dependents, until the earlier of (a) the end of the 6-month period following his termination date or (b) the date he or his eligible dependents lose eligibility for COBRA continued coverage.

On December 31, 2012, we entered into an offer letter agreement with Mr. Richard Ogawa as General Counsel. This offer letter agreement set Mr. Ogawa’s base salary at annual rate of $220,000.00. In addition, Mr. Ogawa was granted an option to purchase 50,000 shares of our common stock, which will vest over four year period commencing January 16, 2013 (the Vesting Commencement Date) with one-fourth of the shares vesting on the one-year anniversary of the Vesting Commencement Date and the remaining shares vesting in a series of 36 equal monthly installments thereafter. Mr. Roach was also granted an RSU for 60,000 shares, which will vest over four years commencing on the Vesting Commencement Date with one-quarter (25%) of the shares vesting on the dated that is one year after the commencement of your employment, and one-quarter (25%) of the shares vesting on each of the second, third and fourth anniversaries of his employment Commencement Date.

On April 22, 2013, we entered into a change of control agreement with Richard Ogawa, which includes, among other provisions, payment of 50% of the executive officer’s annual base salary in effect at time of termination, any earned but unpaid annual bonus, and acceleration of vesting and exercisability of 50% of his outstanding equity awards (subject to certain limitations set forth in such executive officer’s severance agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within 3 months prior to a “change of control.” In addition, if the executive officer elects and pays to continue health insurance under COBRA, we will reimburse such executive officer on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for such executive officer and his eligible dependents, until the earlier of (a) the end of the 6-month period following his termination date or (b) the date such executive officer or his eligible dependents lose eligibility for COBRA continued coverage.

Following December 31, 2013, we entered into a change of control agreement with Ron Torten, which includes, among other provisions, payment of 50% of the executive officer’s annual base salary in effect at time of termination, any earned but unpaid annual bonus, and acceleration of vesting and exercisability of 50% of his outstanding equity awards (subject to certain limitations set forth in such executive officer’s severance agreement) in the event he is “involuntarily terminated,” as defined below, within 12 months of a “change of control,” as defined below, or within 3 months prior to a “change of control.” In addition, if the executive officer elects and pays to continue health insurance under COBRA, we will reimburse such executive officer on a monthly basis an amount equal to the monthly amount we were paying as the employer-portion of premium contributions for health coverage for such executive officer and his eligible dependents, until the earlier of (a) the end of the 6-month period following his termination date or (b) the date such executive officer or his eligible dependents lose eligibility for COBRA continued coverage.

For purposes of the offer letter agreements above, “corporate transaction” is defined as: (a) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (b) the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or dissolution of our company.

For purposes of the change of control agreements above, “involuntarily terminated” is defined as (a) a reduction in compensation by greater than 10%, unless part of a general reduction in compensation applicable to our senior executives, (b) relocation of job site by more than 50 miles, (c) a material reduction in job responsibilities, change in title or change in reporting structure (d) any termination by us without cause or (e) the failure to obtain the assumption of any agreement with the executive officer by any successor.

Except as otherwise noted, the term “cause” is defined as (a) commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and which has a material adverse effect on our the business or affairs or that of our affiliates or stockholders, (b) intentional or willful misconduct or refusal to follow the lawful instructions of our Board, or (c) intentional breach of our confidential information obligations which has an adverse effect on us or our affiliates or stockholders.

The term “change of control” is defined as the occurrence of any one of the following events:

•	the approval by our stockholders of our liquidation or dissolution or the sale or disposition of all or substantially all of our assets;

•	a merger or consolidation where we are not the surviving entity;

•	any person or persons becoming the beneficial owner, directly or indirectly, of 50% or more of the total voting power of our then outstanding voting securities; or

•

a change in the composition of our Board, as a result of which fewer than a majority of the directors who are currently on our Board or who are elected, or nominated for election, to our Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (a), (b) or (c), or in connection with an actual or threatened proxy contest relating to our election of directors.

On July 30, 2013, Mr. Norman Yeung submitted his resignation as our Senior Vice President of Engineering to be effective no later than December 31, 2013. Following the effective date of Mr. Yeung’s resignation of October 17, 2013 (the Separation Date), Mr. Yeung began serving as a Consultant pursuant to a Consulting Agreement dated July 30, 2013 (the Consulting Agreement) which Consulting Agreement will expire October 17, 2014. Subject to the terms and conditions of the separation agreement dated July 30, 2013 (the Separation Agreement), Mr. Yeung will receive $22,700 per month and the outstanding stock options and restricted stock units that would have vested during the twelve (12) months following the Separation Date (collectively referred to herein as the Continuing Equity) will remain outstanding and eligible to vest subject to his continued service pursuant to the terms and conditions of the Consulting Agreement. In the event we terminate the Consulting Agreement other than for breach by Mr. Yeung of the terms of the Consulting Agreement or the Separation Agreement, then the Continuing Equity shall immediately vest and become exercisable.

We also agreed to provide continued coverage under our health plan or, if not permitted under the terms of the plan, and if Mr. Yeung elects to continue group health insurance coverage under COBRA, will pay the monthly premium under COBRA for him and, if applicable, his dependents until the earliest of (a) the end of the eighteen (18) month period following the Effective Date, (b) the expiration of his continuation coverage under COBRA or (c) the first day of Mr. Yeung’s eligibility to participate in a comparable group health plan maintained by a subsequent employer. However, Mr. Yeung did not elect to continue group health insurance coverage under COBRA.

Potential Payments Upon Termination and Change of Control

The following table shows the potential payments that would have been paid to our NEOs if they had been involuntarily terminated on December 31, 2013.

	Involuntary Termination without a Change of Control			Involuntary Termination Following a Change of Control
Name	Severance Payments Attributable to Salary ($)	Value of Accelerated Equity Awards ($)(1)	Health Care Benefits ($)	Severance Payments Attributable to Salary ($)	Value of Accelerated Equity Awards ($)(1)		Health Care Benefits ($)
Ford Tamer	300,000	—	21,272	600,000	3,022,894	(2)	42,544
John Edmunds	—	—	—	405,600	942,381	(3)	21,794
Charles Roach	207,500	—	—	207,500	405,788	(4)	9,174
Ron Torten	—	—	—	—	—		—
Richard Ogawa	—	—	—	110,000	486,250	(5)	10,636

(1)	Negative values associated with underwater stock options are included in the value of accelerated equity awards.
(2)	The amount represents the fair market value per share of our common stock as of December 31, 2013, less the option exercise price of $14.80 multiplied by the unvested options as of December 31, 2013 (302,058 options) and the fair value of our common stock as of December 31, 2013 multiplied by the unvested restricted stock units as of December 31, 2013 (278,822 shares). The closing price of our common stock on December 31, 2013 was $12.90.
(3)	The amount represents the fair market value per share of our common stock as of December 31, 2013, less the option exercise price ($9.29, $12.34, $13.48 and $22.07) multiplied by the unvested options as of December 31, 2013 (46,120 options) and the fair value of our common stock as of December 31, 2013 multiplied by the unvested restricted stock units as of December 31, 2013 (79,544 shares). The closing price of our common stock on December 31, 2013 was $12.90.
(4)

The amount represents the fair market value per share of our common stock as of December 31, 2013, less the option exercise price of $8.78 multiplied by 50% of the unvested options as of December 31, 2013 (60,000 options) and the fair value of our common stock as of December 31, 2013 multiplied by 50% of the unvested restricted stock units (43,750 shares). The closing price of our common stock on December 31, 2013 was $12.90.
(5)	The amount represents the fair market value per share of our common stock as of December 31, 2013, less the option exercise price of $8.93 multiplied by 50% of the unvested options as of December 31, 2013 (50,000 options) and the fair value of our common stock as of December 31, 2013 multiplied by 50% of the unvested restricted stock units (60,000 shares). The closing price of our common stock on December 31, 2013 was $12.90.

No executive will receive a gross-up payment if the executive officer is required to pay excise tax under Section 4999 of the Code.

In addition to the benefits described above, upon a merger, consolidation, sale, transfer or other disposition of all or substantially all of our assets in the event of a complete liquidation or dissolution, our 2000 Stock Plan provides that the successor corporation or its parent or subsidiary will assume, substitute or replace an equivalent award for each outstanding award under the 2000 Stock Plan. If there is no assumption or substitution of outstanding awards, such awards will become fully vested and exercisable.

AUDIT COMMITTEE REPORT

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Inphi under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving Inphi’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by Inphi’s independent accountants and reviewing their reports regarding Inphi’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board of Directors. Inphi’s management is responsible for preparing Inphi’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by Inphi’s management and the independent registered public accountants.

In this context, the audit committee has met and held discussions with management and the independent registered public accountants. Management represented to the audit committee that Inphi’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The audit committee has discussed with the independent registered public accountants matters required to be discussed by PCAOB Standard No. 16, as adopted by the Public Company Accounting Oversight Board (PCAOB and approved by the SEC. In addition, the independent registered public accountants provided to the audit committee the written disclosures and letter from the independent registered public accountants as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communication with the Audit Committee concerning independence, and has discussed such accountants’ independence from Inphi and its management. Additionally, the audit committee considered whether the provision of non-audit services was compatible with maintaining such accountants’ independence. The audit committee has discussed with management the procedures for selection of consultants and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountant independence.

The audit committee has discussed with Inphi’s management and its independent registered public accountants, with and without management present, their evaluations of Inphi’s internal accounting controls and the overall quality of Inphi’s financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in Inphi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

Respectfully submitted on April 16, 2014, by the members of the audit committee of the Board of Directors:

Mr. Sam S. Srinivasan, Chairman

Mr. Bruce McWilliams

Mr. David Liddle

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At our 2011 annual meeting of stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve executive compensation every three years, which the compensation committee approved. Therefore, in accordance with that policy and in accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

As described in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement, we design our named executive officer compensation programs to attract and retain senior, skilled executive management, to motivate their performance toward achieving clearly defined corporate goals that align with our business strategy, and to align their long-term interests with those of our stockholders by linking a significant portion of total cash compensation to achieving specific performance goals. Our compensation takes into account competitive practices and sound compensation governance principles. We are advised by our independent compensation committee as well as Compensia, the independent compensation consultant retained by our compensation committee.

Our Board asks that you indicate your support of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement. You are not being asked to approve the compensation paid to the members of our Board as disclosed above under “Compensation of Directors” or approve our policy regarding employee compensation as it related to our risk management as disclosed above under “Compensation Discussion and Analysis—Compensation Policies and Practices as They Related to Risk Management”. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is hereby approved, on an advisory basis.”

Although the vote is non-binding, our Board and our compensation committee will review the voting results. To the extent there is any significant negative vote on this proposal, we would attempt to consult directly with stockholders to better understand the concerns that influenced the vote. Our Board and our compensation committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

Unless the compensation committee modifies its policy on the frequency of holding the advisory vote to approve executive compensation, the next vote will occur in 2017.

Required Vote

The advisory vote to approve executive compensation as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received from stockholders of record will be voted “FOR” approval.

Our Board recommends a vote FOR this proposal.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our audit committee, which is composed entirely of non-employee independent directors, has selected PricewaterhouseCoopers LLP as independent accountants to audit our books, records and accounts and our subsidiaries for the fiscal year ending December 31, 2013. Our Board has endorsed this appointment. Ratification of the selection of PricewaterhouseCoopers LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, our Board and the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Inphi and its stockholders. PricewaterhouseCoopers LLP previously audited our consolidated financial statements during the three fiscal years ended December 31, 2011, 2012, and 2013. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2013 and 2012, were as follows, all of which were approved by the audit committee:

Services Provided	2013	2012
Audit Fees	$1,025,076	$963,059
Audit-Related Fees	—	—
Tax Fees	188,873	174,915
All Other Fees	1,800	1,600

Total Fees	$1,215,749	$1,139,574

Audit Fees. The aggregate fees billed for the years ended December 31, 2013 and 2012 were for professional services rendered for the audits of our consolidated financial statements, statutory audits of our subsidiaries, the review of our internal accounting and reporting controls as required under Section 404 of the Sarbanes-Oxley Act and the review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees. For the years ended December 31, 2013 and 2012, there were no fees billed by PricewaterhouseCoopers LLP for professional services rendered under “Audit-Related Fees” above.

Tax Fees. The aggregate fees billed for the years ended December 31, 2013 and 2012 were for tax advisory and tax compliance services related to tax research and tax planning services in foreign countries in which we do business and services related to our tax returns, including our subsidiaries.

All Other Fees. For the years ended December 31, 2013 and 2012, the aggregate fees billed were for annual subscription of on-line library of authoritative accounting and auditing literature.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the audit committee pre-approves both the type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services.

During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.

Throughout the year, our audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our Board recommends a vote FOR the ratification of

PricewaterhouseCoopers LLP as our independent registered public accountants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4, and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year ended December 31, 2012, except Mr. Yeung had a late Form 4 filing, and Mr. Roach had a late Form 3 filing.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2015 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary no later than December 26, 2014. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2015 Annual Meeting of Stockholders will be ineligible for presentation at the 2015 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to the Secretary of Inphi at the principal executive offices of Inphi. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not less than 90 nor more than 120 days prior to the next Annual Meeting of Stockholders; provided, however, that in the event that if we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date.

The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Inphi stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Secretary at 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054, or call our Investor Relations department at (408) 217-7300 and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

Our Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

/s/ John Edmunds

John Edmunds

Chief Financial Officer and Secretary

Santa Clara, California

April 25, 2014

Inphi’s 2013 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Inphi Corporation at 2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054, Attention: Investor Relations. The request must include a representation by the stockholder that as of April 17, 2014, the stockholder was entitled to vote at the Annual Meeting.

ANNUAL MEETING OF STOCKHOLDERS OF

INPHI CORPORATION

May 29, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at

http://investors.inphi.com/phoenix.zhtml?c=237726&p=irol-irhome

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20330300000000000000 3

052914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Class I Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Nicholas E. Brathwaite

David Liddle

Bruce McWilliams

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. Advisory vote to approve named executive officer compensation

FOR AGAINST ABSTAIN

3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants

4. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

INPHI CORPORATION

May 29, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://investors.inphi.com/phoenix.zhtml?c=237726&p=irol-irhome

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20330300000000000000 3 052914

BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Class I Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Nicholas E. Brathwaite

David Liddle

Bruce McWilliams

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. Advisory vote to approve named executive officer compensation

FOR AGAINST ABSTAIN

3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants

4. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

INPHI CORPORATION

This proxy is solicited by the Board of Directors

for use at the Annual Meeting of Stockholders of Inphi Corporation on May 29, 2014.

The undersigned hereby constitute(s) and appoint(s) Ford Tamer and John Edmunds, and each of them, proxy holders of the undersigned, with full power of substitution in each, to represent the undersigned and to vote all shares of common stock of Inphi Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Inphi Corporation to be held on May 29, 2014 and at any adjournments thereof, upon matters referred to in the Notice of the 2014 Annual Meeting of Stockholders of Inphi Corporation and related Proxy Statement and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You are encouraged to specify your choice by marking the appropriate box on the reverse side. Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF CLASS I DIRECTORS, FOR PROPOSAL 2 AND FOR PROPOSAL 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side.)

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